                                                                    Exhibit 24.1

                       Joint Filer Information Statement

Names:                             RaFT LLC and Anita Rathburn

Address:                           5405 East 119th Street Tulsa, OK 74137

Designated Filer:                  Gary J. Rathburn

Issuer and Ticker Symbol:          Alliance Holdings GP, L.P. (AHGP)

Date of Event Requiring Statement: June 13, 2006

The undersigned, Raft LLC and Anita Rathburn, are jointly filing the attached
Initial Statement of Beneficial Ownership on Form 3 with Gary J. Rathburn with respect to the beneficial ownership of securities of Alliance Holdings GP, L.P.

Signatures:

/s/ RaFT LLC, by Gary J. Rathburn as Manager,
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by Megan Cordle, pursuant to power of attorney
dated February 13, 2007

/s/ Anita Rathburn,
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by Megan Cordle, pursuant to power of attorney
dated February 13, 2007